UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2013

U.S. RARE EARTHS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-31199	87-0638338
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5600 Tennyson Parkway, Suite 190, Plano Texas 75024
(Address of Principal Executive Offices)

(972) 294-7116
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5- CORPORATE GOVERNMENT AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of General Tommy Franks to the Board of Directors

On August 28, 2013, the Company announced that it had appointed General Tommy Franks to its Board of Directors.

General Franks is a retired four-star General. General Franks was promoted to Commander-in-Chief, United States Central Command in June, 2000. The world knows General Franks best following the culmination of an almost four-decade military career that saw him lead American and Coalition troops in two strategically unprecedented campaigns in two years as Commander of Operation Enduring Freedom in Afghanistan and Operation Iraqi Freedom in Iraq.

General Tommy Franks was born in Wynnewood, Oklahoma, and grew up in Midland, Texas, where he graduated from Robert E. Lee High School.  After two years at the University of Texas, Mr. Franks joined the United States Army, and in 1967, as a distinguished graduate of the Artillery Officer Candidate School, he was commissioned a Second Lieutenant and sent to Vietnam.

Mr. Franks service in Vietnam earned him six awards for Valor and three Purple Hearts. This assignment was the start of a long and distinguished career which would take him from one world hot spot to another, from West Germany at the height of the Cold War to the Demilitarized Zone in Korea, to the deserts of Arabia where Mr. Franks gained the knowledge and experience which would prepare him for the leadership role that would mark his place in the annals of American history.

General Franks attended the University of Texas, Arlington, where he graduated with a Bachelor's Degree in Business Administration, and Shippensburg University where he graduated with a Master's Degree in Public Administration. Mr. Franks is also a graduate of the Armed Forces Staff College and the Army War College.

The General's awards include five Distinguished Service Medals, four Legions of Merit, four Bronze Stars and three Purple Hearts in addition to numerous foreign awards. He was appointed Knight Commander of the Order of the British Empire (KBE) by order of Her Majesty Queen Elizabeth II on May 25, 2004. President George W. Bush awarded Mr. Franks m the Nation's highest civilian award, the Presidential Medal of Freedom, on December 14, 2004.

General Franks has received honorary degrees from a number of universities including his alma mater, Shippensburg University, and his wife's alma mater, Oklahoma State University.

Since Mr. Franks retirement from the military in 2003, General Franks has traveled the world, speaking on leadership, character and the value of Democracy. His autobiography, American Soldier debuted as Number 1 on the New York Times Best Sellers list in August 2004.

General Franks serves on the boards of the University of Texas, Arlington and William Penn University. He is Co-Chair of the Flight 93 memorial foundation and serves as an Advisor to the Military Child Education Coalition, Operation HomeFront Oklahoma, and the Southeastern Guide Dog Organization.

There are no related party transactions between Mr. Franks and the Company.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

99.1	Press Release dated August 28, 2013 announcing the appointment of General Tommy Franks to the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RARE EARTHS, INC.

By: /s/ Kevin Cassidy
September 5, 2013	Name: Kevin Cassidy
Title: Chief Executive Officer

 Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

99.1	Press Release dated August 28, 2013 announcing the appointment of General Tommy Franks to the Board of Directors.